UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May [ ], 2014

(November 15, 2012)

(Amendment No. 3)

RANGEFORD RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54306	777-116182
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

556 Silicon Drive, Suite 103 Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 648-8062

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, on November 15, 2012, the Company entered into a Purchase and Sale Agreement with Great Northern Energy, Inc. (“GNE”), which was later modified through an addendum dated January 25, 2013 (collectively, the “Agreement”), to acquire a substantial non-operating working interest in oil assets in East Texas in consideration for a purchase price that includes (a) a cash payment of $3,900,000 in the form of (i) a deposit of $100,000; (ii) a promissory note in the amount of $1,100,000; and (iii) a promissory note in the amount of $2,700,000 and (b) 7,400,000 shares of its restricted common stock. Pursuant to the Agreement, the Company transferred a total of $700,000 and issued 7,400,000 shares of common stock to GNE (the "GNE Shares") towards the purchase of the oil and gas properties, but the agreement was never consummated.

As further previously disclosed, GNE attempted to unilaterally terminate the Agreement and in connection therewith, on June 1, 2013, they returned the stock certificate for the GNE Shares, which is to be returned to us upon termination of the Agreement.  However, GNE did not submit an executed stock power which is required to cancel the GNE Shares and transfer them back to us.  As of the date of this Report, GNE had not yet returned the $700,000, which also must be returned upon termination of the Agreement.  As we stated in the Current Report on Form 8-K that we filed on January 21, 2014, we do not believe that GNE has the right to unilaterally terminate the Agreement.

Given the amount of time that has passed since we first entered into negotiations with GNE and the lack of any tangible results as contemplated in the Agreement, in addition to GNE'S failure to uphold certain of its obligations under the Agreement, we determined it would be in our best interest to terminate the Agreement.  Accordingly, on May 20, 2014, we sent a letter to GNE informing them of this determination and seeking to mutually terminate the Agreement.  In that letter, we requested that GNE comply with the termination provisions of the Agreement and provide the stock power necessary to cancel the shares and return the $700,000 advanced to them under the terms of the Agreement.  Accordingly, once GNE returns the $700,000 and submits the outstanding stock power, we shall immediately consent to and permit the mutual termination of the Agreement.

Item 9.01  Exhibits

Exhibit No.	Description

10.1	Letter dated May 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2014	Rangeford Resources, Inc.

	By:	/s/ Colin Richardson
Colin Richardson

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